EXHIBIT 99.2

EXHIBIT B

Form of Holdco Board Rules
Dated [●] [●], [●]
Publicis Omnicom Group N.V.
RULES FOR THE BOARD OF DIRECTORS

Contents

1	Introduction	1
2	Composition of the Board, Appointment and Resignation	1
3	Tasks and Responsibilities of the Board	7
4	The Group Chairman and Group Vice Chairman	8
5	The Group CEO	10
6	Appointment of Other Officers	13
7	Removal of Other Officers	13
8	Meetings of the Board	14
9	Resolutions of the Board	14
10	Conflicts of Interests	16
11	Information	17
12	Board Committees	17
13	Remuneration of the Board	18
14	Conduct of Directors	19
15	Confidentiality	19
16	Status of the Board Rules	19
17	Amendments	20
Appendix 1 List of Definitions		1

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BOARD RULES

1	Introduction
1.1	These Board Rules are established pursuant to article 16.6 of the Articles and are complementary to, and subject to, the provisions regarding the Board and each of its members contained in applicable law, regulation and the Articles. The Board and each of its members shall observe and comply, and shall procure observance and compliance, with these Board Rules.
1.2	These Board Rules are posted on the Company's website.
1.3	The meanings of capitalised terms used and not otherwise defined in these Board Rules are set forth in the List of Definitions attached as Appendix 1.
2	Composition of the Board, Appointment and Resignation
2.1	During the Initial Board Term, the composition of the Board shall be, and the appointment and resignation of Directors shall take place, in accordance with the following provisions:
2.1.1	Each of the Non-Executive Directors (or his or her successor) shall be appointed for a term beginning on the Closing Date and expiring at the end of the 2015 Annual Meeting and shall serve until his or her successor is elected or, if earlier, upon such Director’s resignation, removal or death. Subject to the Articles and these Board Rules, including the provisions of Clause 5.1 of these Board Rules, each of Leader Director O and Leader Director P (or, in each case, his or her successor) shall be appointed for a term beginning on the Closing Date and expiring at the end of the 2017 Annual Meeting and shall serve until his or her successor is elected or, if earlier, upon such Director’s resignation, removal or death. Except as provided in the preceding sentence, each Director shall otherwise be appointed by the annual General Meeting of Shareholders for a term expiring at the end of the next annual General Meeting of Shareholders and shall serve until his or her successor is elected or, if earlier, upon such Director’s resignation, removal or death. During the Initial Board Term, notwithstanding anything to the contrary contained in the Articles and these Board Rules, each of the Directors (or his or her successor) shall be nominated in accordance with the Articles for election and/or re-election, as applicable, to the Board pursuant to a binding nomination at each of the applicable General Meetings of Shareholders occurring during the Initial Board Term.
2.1.2	Subject to the provisions of Clause 2.1.3 of these Board Rules, during the Initial Board Term, the Board shall consist of sixteen (16) members, constituted as follows:
(i)	one (1) Leader Director O, who shall be an Executive Director while Group CEO, and a Non-Executive Director while Group Chairman;
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(ii)	one (1) Leader Director P, who shall be an Executive Director, while Group Co-CEO P, and a Non-Executive Director while Group Chairman; and
(iii)	fourteen (14) persons who shall be Non-Executive Directors, consisting of seven (7) Non-Executive Directors O and seven (7) Non-Executive Directors P.

At least six (6) of the Non-Executive Directors O and at least six (6) of the Non-Executive Directors P shall qualify as “independent” under the applicable rules of each Exchange.

2.1.3	In preparation for the 2018 Annual Meeting, the Board shall, in its sole discretion, consider and determine whether to reduce the number of Directors to fourteen (14), constituted as follows:
(i)	one (1) Leader Director O, who shall be the sole Executive Director while Group CEO, and a Non-Executive Director while Group Chairman;
(ii)	one (1) Leader Director P, who shall be a Non-Executive Director and Group Chairman; and
(iii)	twelve (12) persons who shall be Non-Executive Directors, consisting of six (6) Non-Executive Directors O and six (6) Non-Executive Directors P.

In such case, at least five (5) of the Non-Executive Directors O and at least five (5) of the Non-Executive Directors P shall qualify as “independent” under the applicable rules of each Exchange.

2.1.4	At each General Meeting of Shareholders occurring during the Initial Board Term, in accordance with Clause 2.1 of these Board Rules, each of the Directors shall be nominated in accordance with the Articles and these Board Rules for election and/or re-election, as applicable, to the Board pursuant to a binding nomination at each of the applicable General Meetings of Shareholders. In the event of any such binding nomination process, the Board shall submit a binding nomination in accordance with Section 2:133 of the Dutch Civil Code and Clause 2.1.5 of these Board Rules to nominate persons for appointment as Directors (including to specify in any such nomination whether the nomination is for appointment as a Non-Executive Director or as an Executive Director, in each case, in accordance with the Articles and these Board Rules) at the General Meeting of Shareholders. The General Meeting shall appoint Directors solely from such binding nominations; provided, however, that the General Meeting may, by a resolution passed with at least a two-thirds (2/3) majority of the votes cast, representing more than one-half (1/2) of the Company’s issued capital, resolve that the candidate(s) proposed pursuant to any binding nomination shall not be appointed as Director(s), in which case the Board shall, in accordance with Clause 2.1.5 of these Board Rules, submit a new binding nomination (for the avoidance of doubt, comprised of nominees selected in accordance with the Articles and these Board Rules) with respect to any Board seats that are to be filled for the appointment of Director(s) at a further General Meeting of Shareholders, and the General Meeting shall appoint Directors solely from such binding nominations; provided, however, that the General Meeting may, by a resolution passed with at least a two-thirds (2/3) majority of the votes cast, representing more than one-half (1/2) of the Company’s issued capital, resolve that the candidate(s) proposed pursuant to any binding nomination shall not be appointed as Director(s). Such process shall be repeated until the Board seats are filled.
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Until the conclusion of the Initial Board Term, any person who is appointed to the Board to fill a Board seat that was previously held by a Director O or a Director P shall be designated as a Director O or a Director P, respectively, for purposes of the Articles and these Board Rules.
2.1.5	At each General Meeting of Shareholders (or with respect to any vacancy) occurring during the Initial Board Term, binding nominations referred to in Clause 2.1.4 shall be made as follows:

(i)            Two subcommittees of the Nominating and Corporate Governance Committee shall be formed for the purpose of nominating to the Nominating and Corporate Governance Committee candidates, to be nominated for service as Directors O and Directors P, respectively. The subcommittee authorized to nominate persons for service as a Director O (including designation of a successor to the Group Chairman O, Group Vice Chairman O or Group CEO O) shall be comprised exclusively of Directors O, and the subcommittee authorized to nominate persons for service as a Director P (including designation of a successor to the Group Chairman P (subject to Clause 4.1 of these Board Rules), Group Vice Chairman P or the Group Co-CEO P) shall be comprised exclusively of Directors P.

(ii)           In the event that the binding nomination of a Director O or Director P at the General Meeting is required in respect of a vacancy or re-election, or otherwise, the applicable subcommittee shall make a nomination for service as Director O or Director P, respectively, to the Nominating and Corporate Governance Committee.

(iii)          Upon the nomination of a Director O or Director P candidate by the applicable subcommittee, the Nominating and Corporate Governance Committee shall nominate to the Board such Director O or Director P nominee unless two-thirds (2/3) of the total number of members of the Nominating and Corporate Governance Committee (assuming no vacancies) votes not to nominate such Director O or Director P candidate, in which event such candidate shall not be nominated as a Director O or Director P at the General Meeting and the applicable subcommittee shall have the right to submit a new nomination (for the avoidance of doubt, comprised of one or more nominees selected in accordance with the Articles and these Board Rules) with respect to the applicable Board seat. Such process shall be repeated until the applicable nomination is made by the Nominating and Corporate Governance Committee. If, as a result of the applicable laws of the Netherlands, applicable rules of each Exchange, the Articles or these Board Rules, a recommended nominee of a subcommittee of the Nominating and Corporate Governance Committee does not qualify to serve as a Director, the Nominating and Corporate Governance Committee and the Board shall not be bound by such nomination, notwithstanding the failure of two-thirds (2/3) of the total number of members of the Nominating and Corporate Governance Committee (assuming no vacancies) to oppose such nomination. In such event such candidate shall not be nominated as a Director O or Director P at the General Meeting, and the applicable subcommittee shall have the right to submit a new nomination (for the avoidance of doubt, comprised of one or more nominees selected in accordance with the Articles and these Board Rules) with respect to the applicable Board seat. Such process shall be repeated until the applicable nomination is made by the Nominating and Corporate Governance Committee.

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(iv)	Upon the nomination of a Director O or Director P candidate by the Nominating and Corporate Governance Committee pursuant to Clause 2.1.5(iii) of these Board Rules, the Board shall submit a binding nomination for such candidate at the applicable General Meeting of Shareholders, unless two-thirds (2/3) of the Whole Board votes not to nominate such Director O or Director P candidate, in which event such candidate shall not be nominated as a Director O or Director P at the General Meeting of Shareholders, and the process of selecting candidates for the applicable binding nomination shall be determined pursuant to this Clause 2.1.5 until such time as the Board has made all of its binding nominations with respect to the applicable Board seats to the General Meeting.
2.1.6	In the event of the resignation, removal or death (or other circumstance resulting in vacancy), as applicable, of a Director (including any Group Chairman or Group Vice Chairman, other than resignations pursuant to Clauses 4.1.2 and 4.5 of these Board Rules), a replacement candidate shall be appointed by the Board following a nomination from the Nominating and Corporate Governance Committee (and the applicable subcommittee thereof) consistent with the provisions of article 13.5 of the Articles and Clause 2.1.5 of these Board Rules, and prior to such replacement candidate becoming a Director, any resolution of the Board or a Board Committee on which such vacated Director served as of such resignation, removal or death (or other circumstance resulting in vacancy), as applicable, may only be adopted by a resolution passed with the vote in favour of at least two-thirds (2/3) of the Whole Board or two-thirds (2/3) of the total number of Board Committee members such Board Committee would have if there were no vacancies, respectively. For purposes of this Clause 2.1.6 and article 19.1 of the Articles, a nomination pursuant to article 13.5 of the Articles and Clause 2.1.5 shall be binding on the Nominating and Corporate Governance Committee and on the Board, which shall nominate such nominee for appointment and shall appoint such nominee, respectively, until the expiration of the term that would have applied to the applicable position had there been no such resignation, removal or death (or other circumstance resulting in vacancy), as applicable, and having the same rights, authorities and responsibilities that would have applied to the applicable position had there been no replacement pursuant to this Clause 2.1.6 of these Board Rules and article 19.1 of the Articles, provided that (i) such term shall not extend beyond the next General Meeting of Shareholders, and (ii) without limiting Clause 4.1.2 of these Board Rules, for the avoidance of doubt, in the event any replacement Group Co-CEO P is appointed pursuant to this Clause 2.1.6 of these Board Rules, the term of such appointment shall also not exceed the end of the Initial Co-CEO Term. This Clause 2.1.6 shall, for the avoidance of doubt, be subject to Clause 2.1.7 of these Board Rules.
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2.1.7	During the period of the Initial Board Term, in the event of the resignation, removal (in accordance with article 16.5 of the Articles and Clause 9.3 of these Board Rules) or death of the Group CEO O or Group Co-CEO P, the powers, authorities, duties and responsibilities of the Group CEO O or Group Co-CEO P, as applicable, shall be temporarily entrusted to one (1) or more persons designated for that purpose by the Directors O serving on the Nominating and Corporate Governance Committee or the Directors P serving on the Nominating and Corporate Governance Committee, respectively, which shall be exclusively authorised to resolve on behalf of the Board the designation referred to above.
2.2	Beginning immediately following the conclusion of the Initial Board Term (for the avoidance of doubt, this provision shall be applicable to any General Meeting occurring after the Initial Board Term), the composition of the Board shall be, and the appointment and resignation of Directors shall take place in accordance with the following provisions:
2.2.1	The Board shall consist of:
(i)	the Group CEO, who shall be an Executive Director; and
(ii)	such number of persons determined by the Board, which shall not exceed fifteen (15) persons, who shall be Non-Executive Directors.
2.2.2	At least a majority of the Non-Executive Directors shall qualify as “independent” under the applicable rules of each Exchange.
2.2.3	Each Director shall be appointed by the annual General Meeting of Shareholders for a term expiring at the end of the next annual General Meeting of Shareholders and shall serve until his or her successor is elected or, if earlier, upon such Director's resignation, removal or death.
2.2.4	Except as otherwise required by the Articles or these Board Rules, the Board may, in its sole discretion, determine whether or not to use a binding nomination process. In the event of any such binding nomination process, the Nominating and Corporate Governance Committee shall, in compliance with applicable law and the listing requirements of any Exchange, recommend to the Non-Executive Directors persons for appointment as Directors, and the Non-Executive Directors shall submit a binding nomination in accordance with Section 2:133 of the Dutch Civil Code to nominate persons for appointment as Directors (including to specify in any such nomination whether the nomination is for appointment as a Non-Executive Director or as an Executive Director in accordance with the Articles and these Board Rules) at the General Meeting of Shareholders, and the General Meeting shall appoint Directors solely from such binding nominations; provided, however, that the General Meeting may, by a resolution passed with at least a two-thirds (2/3) majority of the votes cast, representing more than one-half (1/2) of the Company’s issued capital, resolve that the candidates proposed pursuant to any binding nomination shall not be appointed as Directors, in which case, consistent with the Articles and the foregoing, the Nominating and Corporate Governance Committee and the Non-Executive Directors shall have the right to submit a new binding nomination (for the avoidance of doubt, comprised of nominees selected in accordance with the Articles and these Board Rules) with respect to any Board seats that are to be filled for the appointment of Directors at a further General Meeting of Shareholders, and the General Meeting shall appoint Directors solely from such binding nominations; provided, however, that the General Meeting may, by a resolution passed with at least a two-thirds (2/3) majority of the votes cast, representing more than one-half (1/2) of the Company’s issued capital, resolve that the candidates proposed pursuant to any binding nomination shall not be appointed as Directors. Such process shall be repeated until the Board seats are filled. In the absence of a binding nomination process, Directors shall be appointed by the General Meeting by the vote in favour of at least two-thirds (2/3) majority of the votes cast, representing more than one-half (1/2) of the Company’s issued share capital or, in the case of any person nominated by the Non-Executive Directors for appointment as a Director, by the vote in favour of at least a majority of the votes cast. A Director may be reappointed with due observance of this Clause 2.2.4.
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2.2.5	In the event of the resignation, removal, death or failure to be elected and/or re-elected, as applicable, of a Director, the Nominating and Corporate Governance Committee shall make to the Non-Executives a recommendation for appointment in accordance with these Board Rules, including Clause 2.2.4 of these Board Rules.
2.2.6	If a seat on the Board is vacant or a Director is unable to perform his or her duties, the remaining Directors’ or Director’s duties, rights and abilities shall be unchanged from that which existed prior to such vacancy or inability of a Director to perform duties. If all seats on the Board are vacant or all Directors or the sole Director, as the case may be, are unable to perform their duties, the management of the business and affairs of the Company shall be temporarily entrusted to one (1) or more persons designated for that purpose by the General Meeting.
2.3	A Director may be suspended or removed by the General Meeting at any time by a resolution passed with at least a two-thirds (2/3) majority of the votes cast, representing more than one-half (1/2) of the Company's issued capital.
2.4	Only natural persons may be Directors.
2.5	Subject to the other requirements specified in the Articles, these Board Rules, applicable law and the listing requirements of any Exchange, in connection with the nomination for appointment of Directors the Nominating and Corporate Governance Committee shall consider the composition of the Board as a whole and shall endeavour to include persons diverse in geography, ethnicity and gender and representing diverse viewpoints and professional and life experiences. The Company acknowledges that having a broad spectrum of skills and experiences represented on the Board contributes to a strong and effective Board.
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3	Tasks and Responsibilities of the Board
3.1	Subject to the restrictions imposed by the Articles, and taking into account these Board Rules, the Board is responsible for directing and overseeing the overall management of business and affairs of the Company and the Company Group and has the powers, authorities and duties vested in it by and pursuant to the applicable laws of the Netherlands, the Articles and these Board Rules. In all its dealings, the Board shall be guided by the interests of the Company Group as a whole. The Non-Executive Directors have no day-to-day management responsibility. The Company shall be represented by the Board. The Company may also be represented by the Executive Directors in office acting jointly (for the avoidance of doubt, if only one Executive Director is in office, such Executive Director shall be authorised to represent the Company acting solely).
3.2	The Board assumes the typical role of a Board of Directors, and, without limiting the scope of the Board’s role, subject to any requirements and provisions set out in the Articles and in these Board Rules (including Clause 9 of these Board Rules) the responsibilities of the Board shall include:
3.2.1	complying with the Code and maintaining the Company’s corporate governance structure;
3.2.2	ensuring the Company Group’s compliance with laws and regulations;
3.2.3	overseeing and advising the Group CEO and management in business strategy and planning and in seeking to achieve the Company Group’s objectives;
3.2.4	assessing and overseeing the risks connected with the Company Group’s business activities and ensuring that sound internal risk management and control systems are in place and reporting on this in the annual accounts;
3.2.5	assuring adequate succession planning for key executives of the Company Group;
3.2.6	safeguarding the quality and completeness of published financial statements;
3.2.7	reviewing and approving the financial statements and annual budget of the Company;
3.2.8	nominating to the General Meeting the Company’s external auditor; and
3.2.9	during the Initial Board Term, overseeing the progress of the integration process and parameters to shape the new Company Group.
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3.3	At least once a year, the Board shall discuss:
3.3.1	the functioning of the Board, the Group Chairman, the Group Vice Chairman and the Group CEO, as well as the other Directors, and the conclusions to be drawn on the basis thereof; and
3.3.2	the risks of the business and the evaluation by the Board of the structure and operation of the internal risk management and control systems and any significant changes thereto.
3.4	Without limiting the scope of the Board’s role, the Board may delegate its powers and authorities (including the power to sub-delegate) to: (i) the Group Chairman, the Group Vice Chairman, if applicable, and/or the Group CEO, as the case may be; and (ii) the Board Committees, where applicable; provided that, other than delegations conferred by the Articles or these Board Rules, until the expiration of the Initial Board Term, any such delegation referred to in either of subclause (i) or (ii), or amendments thereto, shall require a resolution passed with the vote in favour of at least two-thirds (2/3) of the Whole Board. The Board shall supervise the execution of any responsibilities so delegated and is ultimately responsible for the fulfilment of its duties. The delegation by the Board of any of its powers and authorities may include the authority to adopt resolutions on behalf of the Board in respect of matters relating to such powers and authorities.
4	The Group Chairman and Group Vice Chairman
4.1	During the Initial Board Term, the following shall apply in respect of the Group Chairman and the Group Vice Chairman:
4.1.1	One (1) Non-Executive Director shall serve as the Group Chairman, and, except as set forth in this Clause 4.1, one (1) Non-Executive Director shall serve as the Group Vice Chairman.
4.1.2	Following the Initial Co-CEO Term, subject to Clause 4.5 of these Board Rules, (i) the Group Co-CEO P shall assume the role of Group Chairman pursuant to Clause 5.1 of these Board Rules, and (ii) there shall be no Group Vice Chairman, and the Group Vice Chairman at such time shall resign from such position but shall continue as a Non-Executive Director in accordance with the Articles and these Board Rules.
4.1.3	During the Initial Co-CEO Term, the Group Chairman and Group Vice Chairman shall be nominated for appointment, and/or appointed, as applicable, pursuant to the Articles and these Board Rules, in accordance with the following:
(i)	During the period beginning on the Closing Date and ending at the end of the 2015 Annual Meeting: (i) the Chairman of the Board of Directors of Omnicom Group Inc. immediately prior to the Closing Date, or his or her successor, shall be Group Chairman; and (ii) the Chairperson of the Supervisory Board of Directors of Publicis Groupe S.A. immediately prior to the Closing Date, or his or her successor, shall be Group Vice Chairman;
(ii)	During the period beginning at the end of the 2015 Annual Meeting and ending at the end of the 2016 Annual Meeting: (i) the Chairperson of the Supervisory Board of Directors of Publicis Groupe S.A. immediately prior to the Closing Date, or his or her successor, shall be Group Chairman; and (ii) the Chairman of the Board of Directors of Omnicom Group Inc. immediately prior to the Closing Date, or his or her successor, shall be Group Vice Chairman; and
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(iii)	Unless the Initial Co-CEO Term has lapsed, during the period beginning at the end of the 2016 Annual Meeting and ending upon the lapse of the Initial Co-CEO Term: (i) the Chairman of the Board of Directors of Omnicom Group Inc. immediately prior to the Closing Date, or his or her successor, shall be Group Chairman; and (ii) the Chairperson of the Supervisory Board of Directors of Publicis Groupe S.A. immediately prior to the Closing Date, or his or her successor, shall be Group Vice Chairman.
4.2	Beginning immediately following the conclusion of the Initial Board Term (for the avoidance of doubt, this provision shall be applicable to any General Meeting occurring after the Initial Board Term), the following shall apply in respect of the Group Chairman and the Group Vice Chairman:
4.2.1	One (1) Non-Executive Director shall serve as the Group Chairman. The Group Chairman shall be nominated for appointment, and/or appointed, as applicable, in accordance with the Articles and these Board Rules.
4.2.2	Immediately upon the conclusion of his or her term as Group CEO, the Applicable Group CEO O shall succeed to the role of Group Chairman, and the Group Chairman at such time shall resign from such position and continue as a Non-Executive Director.
4.3	The Group Chairman’s responsibilities and authorities shall include:
4.3.1	regularly communicating and interacting with the Group CEO and the Group Vice Chairman in the spirit of a constructive dialogue;
4.3.2	together with the Group Vice Chairman, leading the meetings of the Board, and, in consultation with the Group CEO, calling Board meetings and setting the agenda;
4.3.3	ensuring that there is sufficient time for consultation, consideration and decision-making by the Board;
4.3.4	ensuring that the Board Committees are functioning adequately;
4.3.5	ensuring that the performance of the members of the Board is assessed;
4.3.6	ensuring that reported potential conflicts of interests are received and decided upon;
4.3.7	ensuring that the composition of the Board is consistent with the applicable law of the Netherlands, the rules of each Exchange, the Articles, these Board Rules and the policies of the Company Group; and
4.3.8	ensuring that reported alleged irregularities relating to the functioning of the Board are received and decided upon.
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4.4	The Group Chairman and, if applicable, the Group Vice Chairman shall have such reasonable resources and budget as required for the fulfilment of the responsibilities allocated to such roles.
4.5	During the Initial Board Term: immediately following the conclusion of his or her term as Group CEO O, (i) if prior to the date that is sixty (60) months after the Closing Date, then such Group CEO O shall serve as Non-Executive Director and shall succeed to the role of Group Chairman on the date that is sixty (60) months after the Closing Date, or (ii) if following the date that is sixty (60) months after the Closing Date, then such Group CEO O shall succeed to the role of Group Chairman P, and in either case, the Group Chairman at such time shall resign from such position and continue as a Non-Executive Director P (and he or she, or his or her successor, shall, for the avoidance of doubt, be “Leader Director P” for purposes of the Articles and these Board Rules) (in the case of either of clause (i) or clause (ii), it being understood that the number of Directors O shall in all cases be subject to Clauses 2.1.2 or 2.1.3 of these Board Rules, as applicable).
5	The Group CEO
5.1	The Group CEO shall be selected in accordance with the following:
5.1.1	During the Initial Co-CEO Term, the Company shall have two (2) Group Co-CEOs, each with identical authorities and powers. During the Initial Co-CEO Term, the Group Co-CEOs shall be the Group Co-CEO O and the Group Co-CEO P. When the Initial Co-CEO Term has lapsed, the Group Co-CEO P shall (x) cease to be a Group Co-CEO and (y), assume the role of Group Chairman.
5.1.2	During the Initial Board Term, subject to Clause 4.5 of these Board Rules, following the Initial Co-CEO Term, the Group CEO O, or his or her successor, shall serve as the sole CEO and Executive Director and shall be nominated for appointment by the General Meeting as Group CEO and Executive Director in accordance with the binding nomination process set forth in Clause 2.1.4 of these Board Rules at each General Meeting; provided, that notwithstanding anything to the contrary in these Board Rules (including Clauses 2.1.6 and 2.1.7), (A) if the Initial Group Co-CEO O remains the Group CEO as of the sixty (60) month anniversary of the Closing Date, then following the appointment of the first replacement or successor Group CEO O (such person, the “First Successor”) to such Initial Group Co-CEO O (which, for the avoidance of doubt, shall be made pursuant to Clause 2.1.7) or (B) if the Initial Group Co-CEO O is not the Group CEO as of the sixty (60) month anniversary of the Closing Date, then following the sixty (60) month anniversary of the Closing Date, (1) any replacement or successor Group CEO (and any corresponding initial nominations of (or subsequent determinations not to nominate for reappointment) any such replacement or successor at any General Meeting) shall require a vote of two-thirds (2/3) of all Non-Executive Directors (assuming no vacancies) and (2) Clause 2.1.7 shall no longer apply. For the avoidance of doubt, (X) if the Initial Group Co-CEO O is not the Group CEO as of the sixty (60) month anniversary of the Closing Date as described in clause (B) above, then until such time as the Group CEO as of the sixty (60) month anniversary of the Closing Date is removed by a two-thirds (2/3) vote of the Non-Executive Directors (assuming no vacancies), resigns or dies (or there is another circumstance resulting in vacancy), such person shall continue to serve as the sole CEO and Executive Director and shall be nominated by binding nomination to the General Meeting as Group CEO and Executive Director at each General Meeting, and (Y) if the Initial Group Co-CEO O is the Group CEO as of the sixty (60) month anniversary of the Closing Date as described in clause (A) above, then until such time as the First Successor is removed by a two-thirds (2/3) vote of the Non-Executive Directors (assuming no vacancies), resigns or dies (or there is another circumstance resulting in vacancy), the Initial Group Co-CEO O (prior to the First Successor’s appointment) and the First Successor (thereafter) shall continue to serve as the sole CEO and Executive Director and shall be nominated by binding nomination to the General Meeting as Group CEO and Executive Director at each General Meeting.
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5.1.3	Beginning immediately following the conclusion of the Initial Board Term (a) if, as of immediately following the conclusion of the Initial Board Term, the Group CEO is a Group CEO O (such Group CEO O, the “Applicable Group CEO O”), then, until such time as a successor to such person as Group CEO is selected by a vote of two-thirds (2/3) of the Non-Executive Directors (such time, the “Transition Time”)), (i) such person shall serve as the sole CEO and Executive Director and shall be nominated for appointment by the General Meeting as Group CEO and Executive Director at each General Meeting, and (ii) and the person serving as the Group Chairman P as of immediately following the conclusion of the Initial Board Term shall serve as Group Chairman and shall be nominated for appointment by each General Meeting as Group Chairman and (b) upon the Transition Time, the Applicable Group CEO O shall resign and succeed to the role of Group Chairman pursuant to Article 4.2.2.
5.1.4	The Group CEO(s) shall be the sole Executive Director(s) of the Company and as such shall be responsible for the day-to-day business and general affairs of the Company and the Company Group (i.e., the overall running of the Company Group’s business) as provided in Clause 5.3 of these Board Rules.
5.2	The Group CEO shall manage, lead and represent the Group and shall assume the typical powers, authorities and responsibilities of a chief executive officer, including the following responsibilities and authorities, it being understood that for so long as there are co-CEOs, their powers, authorities, duties and responsibilities shall be identical and shall require the Group Co-CEOs to act jointly, unless the Group Co-CEOs otherwise mutually agree in any instance or pursuant to any agreement:
5.2.1	the day-to-day management, as further described in Clause 5.3 of these Board Rules, of the Company and the Company Group;
5.2.2	initiating, developing and implementing the business strategy of the Company Group;
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5.2.3	subject to the purview of the Compensation Committee as set forth in its committee charter, establishing compensation and/or compensation programs for the Company Group and its employees;
5.2.4	subject to the purview of the Nominating and Corporate Governance Committee as sets forth in its committee charter, compliance with and maintenance of the corporate governance structure of the Company;
5.2.5	regularly communicating and interacting with the Group Chairman and Group Vice Chairman in the spirit of a constructive dialogue, including keeping the Group Chairman, the Group Vice Chairman and the Board reasonably informed regarding the major activities, achievements, and developments of the Company Group;
5.2.6	selecting, appointing and removing officers in accordance with Clauses 6 and 7 of these Board Rules; provided that, during the Initial Board Term, if the Group CEO shall be the sole CEO, such matters shall be undertaken after consultation with the Group Chairman;
5.2.7	making recommendations in connection with the nomination of the external auditors of the Company;
5.2.8	preparing the financial statements and the annual budget (each of which, for the avoidance of doubt, shall be subject to Board approval); and
5.2.9	helping to establish internal rules, policies and procedures applicable to the Company Group and ensuring compliance with such internal rules, policies and procedures; subject to Clause 3.2.9 of these Board Rules, developing integration policy and parameters to shape the new Company Group, including systems, staffing and locations, and the harmonization of corporate policies.

The Group CEO shall have the authority to adopt resolutions on behalf of the Board in respect of the matters described in this Clause 5.2; the Non-Executive Directors may submit certain of such Group CEO resolutions to its approval and such submission shall require a resolution passed with the vote in favour of at least two-thirds (2/3) of the Whole Board; provided, however, that the Group CEO may not unilaterally adopt resolutions on behalf of the Board if such action would otherwise require approval of the Board under applicable law or the rules of any Exchange or would, under the Articles or these Board Rules, require a two-thirds (2/3) or other vote of Directors other than the default simple majority rule specified in Clause 9.2 of these Board Rules.

5.3	The day-to-day management of the Company and the Company Group shall in any event include the following duties and powers:
5.3.1	managing, leading and representing the Company Group;
5.3.2	driving the management agenda of the Company Group;
5.3.3	managing the operational and financial objectives of the Company Group;
5.3.4	assessing and managing risks connected with the business activities of the Company Group;
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5.3.5	structuring and managing the systems of internal controls of the Company Group;
5.3.6	maintaining the financial reporting process;
5.3.7	overseeing compliance by the Company Group with applicable laws and regulations, as well as internal rules and regulations applicable to the Company Group;
5.3.8	overseeing publication of any information required by applicable laws and regulations;
5.3.9	considering the corporate social responsibility issues that are relevant to the Company Group; and
5.3.10	representing the Company and the Company Group towards clients, institutions and industry organisations and Shareholders.
6	Appointment of Other Officers
6.1	In addition to the Group CEO, the Company may also create such other offices with such duties and titles as it may from time to time determine. The Group CEO shall have the power of appointment/removal with respect to such offices.
6.2	Any number of offices may be held by the same person.
6.3	All officers of the Company shall have such authority and title and perform such duties in the management of the business of the Company as may be designated from time to time to them by the Group CEO and, to the extent not so provided, as generally pertain to their respective offices.
6.4	The creation of any such offices, the determination of the authorities and duties of such offices and the filling of such offices, shall fall within the authorities and responsibilities of the Group CEO.
6.5	Notwithstanding the foregoing, any actions or exercise of the authorities or powers described above in Clauses 6.1 through 6.4 of these Board Rules shall be exercised by the Group CEO during the Initial Board Term (and thereafter, subject to the ultimate oversight and authority of the Board); provided that, during the Initial Board Term, if the Group CEO shall be the sole CEO, such matters shall be undertaken after consultation with the Group Chairman.
7	Removal of Other Officers
7.1	Any officer appointed by the Group CEO in accordance with Clause 6 of these Board Rules may be removed, with or without cause, by the Group CEO.
7.2	Vacancies in offices of the Company, whether by resignation, removal or death, shall be filled by the Group CEO.
7.3	Notwithstanding the foregoing, any actions or exercise of the authorities or powers described in Clauses 7.1 and 7.2 of these Board Rules shall be exercised by the Group CEO during the Initial Board Term (and thereafter, subject to the ultimate oversight and authority of the Board); provided that, during the Initial Board Term, if the Group CEO shall be the sole CEO, such matters shall be undertaken after consultation with the Group Chairman.
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8	Meetings of the Board
8.1	Subject to Clause 8.2 of these Board Rules, the Board shall meet as often as it deems necessary or appropriate or at the request of any Group Chairman, Group Vice Chairman or Group CEO.
8.2	Meetings of the Board shall be held at least four (4) times a year at such locations as the Board may decide. In addition, meetings of the Board may be held by means of an assembly of the Directors in person at a formal meeting or by conference call, video conference or by any other means of communication, provided that all Directors participating in such meeting are able to communicate with each other simultaneously. Participation in a meeting held in any of the above ways shall constitute presence at such meeting and such meeting shall be deemed to be held in the place in which the Group Chairman and Group Vice Chairman may determine.
8.3	The meetings of the Board shall be led by the Group Chairman and, if applicable, Group Vice Chairman. The Group Chairman and Group Vice Chairman shall also, in consultation with the Group CEO, call the Board meetings and set the agenda.
8.4	To the extent practically possible, notices convening a meeting and the agenda of items to be discussed during the meeting shall be provided at least three (3) days prior to the meeting to each Director.
8.5	The minutes of the Board meetings shall generally be adopted at the next Board meeting. If all Directors agree on the contents of the minutes, they may be adopted earlier. The minutes shall be signed for adoption by the Group Chairman, Group Vice Chairman or such other Director as may be designated to chair the meeting in the absence of the Group Chairman and Group Vice Chairman, and shall be made available to all Directors as soon as practically possible.
9	Resolutions of the Board
9.1	The Board may only validly adopt resolutions in a meeting at which at least the majority of the Whole Board is present or represented; provided that during the Initial Board Term at least one (1) Director O and at least one (1) Director P must be present at such meeting. A Director may authorise another Director to represent him or her at the Board meeting and vote on his or her behalf.
9.2	Except as required by law, the Articles or these Board Rules (including Clause 9.3 of these Board Rules), resolutions of the Board shall be adopted by simple majority of the votes cast, and each member shall have one (1) vote (provided that, for the avoidance of doubt, a member representing one (1) or more absent members of the Board by written power of attorney shall be entitled to cast the vote on his or her own behalf and on behalf of each such absent member).
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9.3	Resolutions of the Board providing for or in connection with any of the following may only be adopted by a resolution passed with the vote in favour of at least two-thirds (2/3) of the Whole Board:
9.3.1	the removal of any Director, or any modification or reduction in the powers, authorities or responsibilities of any of the foregoing (including as Group Chairman or Group Vice Chairman), in each case during the Initial Board Term;
9.3.2	the removal or suspension of any Group CEO, or the reduction in the power, authority or responsibility of any Group CEO, in each case during the Initial Board Term;
9.3.3	any delegation or amendment thereto during the Initial Board Term pursuant to Article 16.1 or 16.2 of the Articles and/or Clause 3.4 of these Board Rules;
9.3.4	creation of any new Board Committee or changes to the duties or the composition of the Board Committees or their respective committee charters, in each case during the Initial Board Term;
9.3.5	changes to the Articles or, during the Initial Board Term, changes to these Board Rules;
9.3.6	de-listing of, or any action reasonably expected to result in the de-listing of, the Company’s Shares from any Exchange;
9.3.7	any change to the ticker symbol under which the Company’s Shares trade on any Exchange;
9.3.8	change of the Company’s tax domicile;
9.3.9	a change of corporate form pursuant to article 33.2 of the Articles, a merger pursuant to article 34.1 of the Articles, a Demerger pursuant to article 34.2 of the Articles or dissolution pursuant to article 35.1 of the Articles, in each case during the Initial Board Term;
9.3.10	during the Initial Board Term, changes to the Company’s independent auditor;
9.3.11	during the Initial Board Term, any acquisition with aggregate value in excess of three hundred million euros (€300 million);
9.3.12	during the Initial Board Term, any action during the period of any vacancy on the Board, as contemplated by Clause 2.1.6 of these Board Rules; and
9.3.13	any other action expressly requiring the approval of at least two-thirds (2/3) of the Whole Board under the Articles or these Board Rules.
9.4	The Board may also adopt resolutions outside a formal meeting, in writing, provided that the proposal concerned is submitted in writing to all Directors then in office and none of them objects to the proposed manner of adopting resolutions. Adoption of any such resolutions in writing shall only be effected by written statements in favour of such adoption from all Directors then in office.
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9.5	A resolution adopted by the Board may be evidenced outside the Company through a statement from any Group Chairman, Group Vice Chairman or Group CEO or such other persons as he or she may designate.
10	Conflicts of Interests
10.1	In accordance with Section 2:129, subsection 6 of the Dutch Civil Code, a Director shall not participate in the discussions and the decision-making process on a subject or transaction in relation to which he or she has a conflict of interest with the Company within the meaning of Clause 10.2 of these Board Rules or in relation to which he has a direct or indirect personal interest that conflicts with the interests of the Company (a "Conflict of Interest"). A transaction as referred to in this Clause 10.1 must be concluded on terms at least customary in the sector concerned. During the Initial Board Term, resolutions to enter into such transactions must be approved by the Board only with the approval of (a) two-thirds (2/3) of the Directors entitled to vote in respect of such matter and (b) at least a majority of each of the Directors O and Directors P respectively entitled to vote with respect to such matter.
10.2	A Director shall have a Conflict of Interest if:
10.2.1	he or she has a direct or indirect material personal financial interest in an entity with which the Company or a company forming part of the Company Group intends to enter into a transaction;
10.2.2	he or she is a Family Member of a member of the management of an entity with which the Company or a company forming part of the Company Group company intends to enter into a transaction;
10.2.3	he or she holds a management or supervisory position in an entity with which the Company or a company forming part of the Company Group intends to enter into a transaction; or
10.2.4	the Board determined in its sole discretion that a conflict of interest exists.
10.3	Each Director (other than a Group Chairman) shall immediately report any potential Conflict of Interest concerning such Director to the Group Chairman and provide the Group Chairman with all information relevant to such potential Conflict of Interest. In all circumstances other than one in which the Board determines in its sole discretion that a conflict of interest exists pursuant to Clause 10.2.4 of these Board Rules, the Group Chairman shall in good faith determine whether a reported potential conflict of interest qualifies as a Conflict of Interest to which Clause 10.1 of these Board Rules applies.
10.4	In the event that the Group Chairman has a potential Conflict of Interest, he or she shall immediately report such potential conflict to the Group Vice Chairman and provide the Group Vice Chairman with all information relevant to the Conflict of Interest. In all circumstances other than one in which the Board determines in its sole discretion that a conflict of interest exists pursuant to Clause 10.2.4 of these Board Rules, the Group Vice Chairman shall determine whether a reported potential conflict of interest qualifies as a Conflict of Interest to which Clause 10.1 of these Board Rules applies.
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11	Information
11.1	The Group CEO, the Group Chairman and the Group Vice Chairman shall timely provide all Directors with all information on facts and developments concerning the Company and the Company Group that the Board may need to function as required and to properly carry out its duties as set out in the law, the Articles and these Board Rules. The information provided shall include information regarding the Company Group’s long-term plans, the main features of the strategic policy, the general and financial risks, the management and control systems of the Company Group and material compliance with all relevant laws and regulations.
11.2	Notwithstanding Clause 11.1 of these Board Rules, the Group CEO, the Group Chairman and the Group Vice Chairman (in each case, to the extent his or her responsibilities are concerned) shall, at the end of each quarter (or at such more frequent intervals as may be determined by the Board), provide the other Directors with (i) a report prepared in a format as agreed from time to time by the Board setting out detailed information on subjects including strategy, finance, marketing, operations, investments and staff of the Company Group, (ii) information concerning the Company Group’s policies and (iii) an explanation of, and comments on, the report and information provided under (i) and (ii) above.
12	Board Committees
12.1	Subject to these Board Rules and the Articles, including articles 16.1, 16.2, 16.5, 16.8, 16.9 and 16.10 of the Articles during the Initial Board Term and articles 16.1 and 16.2 thereafter, the Board, though remaining ultimately responsible, may assign certain tasks to one (1) or more permanent and/or ad hoc Board Committees from among its members as it may deem necessary or appropriate, which Board Committees may consist of two (2) or more Directors. The Board Committees, on a regular basis, shall report their actions, reviews, proposals and findings to the Board.
12.2	Subject to these Board Rules and the Articles, including articles 16.1, 16.2, 16.5, 16.8, 16.9 and 16.10 of the Articles during the Initial Board Term and articles 16.1 and 16.2 thereafter, the composition of any Board Committee shall be determined by the Board on the recommendation of the Nominating and Corporate Governance Committee, subject to the requirements set out in the Articles and in these Board Rules, and the Board shall appoint the members of each Board Committee and shall determine the tasks of each Board Committee. In any event, the Board may, at any time, change the duties and the composition of each Board Committee, provided that, during the Initial Board Term, any such changes shall require a resolution passed with the vote in favour of at least two-thirds (2/3) of the Whole Board.
12.3	During the Initial Board Term, the Board shall constitute the following Board Committees, the responsibilities of which are set forth on Annexes A-1 through A-4 hereto:
12.3.1	Finance Committee;
12.3.2	Audit Committee;
12.3.3	Nominating and Corporate Governance Committee; and
12.3.4	Compensation Committee.
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12.4	The rules for the meetings and resolutions of the Board shall apply mutatis mutandis to the meetings and resolutions of the Board Committees.
12.5	In addition to the foregoing, during the Initial Board Term, the following shall apply:
12.5.1	Directors O and Directors P shall be equally represented on all Board Committees.
12.5.2	The Chairman of each of the Audit Committee and the Compensation Committee shall at all times be a Director O, and the Chairman of each of the Finance Committee and the Nominating and Corporate Governance Committee shall at all times be a Director P. The designation of a person for such role shall be made in a manner consistent with articles 13.5 and 16.10 of the Articles and Clauses 2.1.5 and 12.5.3 of these Board Rules.
12.5.3	The Directors comprising the Nominating and Corporate Governance Committee shall be exclusively authorised to resolve on behalf of the Board upon the appointment of Directors to a Board Committee (and their respective chairperson) as follows: the subcommittee of the Nominating and Corporate Governance Committee comprised exclusively of the Directors O shall exclusively resolve upon any appointment of a Director O to a Board Committee (including any person specified as a Director O or a Director P in Clause 12.5.2 of these Board Rules), and the subcommittee of the Nominating and Corporate Governance Committee comprised exclusively of Directors P shall exclusively resolve upon any appointment of a Director P to a Board Committee (including any person specified as a Director O or a Director P in Clause 12.5.2 of these Board Rules).
12.5.4	In the event of a vacancy on a Board Committee (until such time as a replacement Director is appointed to serve on such Board Committee), any resolution of such Board Committee may only be adopted by a resolution passed with the vote in favour of at least two-thirds (2/3) of the total number of Board Committee members such Board Committee would have if there were no vacancies.
13	Remuneration of the Board
13.1	The Company shall establish a policy on the remuneration of the Board. The policy shall be adopted by the General Meeting, upon a proposal of the Board following the recommendation of the Compensation Committee. The policy on remuneration shall, in any case, include the subjects referred to in Sections 2:383c up to and including 2:383e of the Dutch Civil Code, insofar as these relate to the Board.
13.2	The Board shall determine, with due observance of the policy referred to in Clause 13.1 of these Board Rules, the remuneration for each Director. With respect to the Group Chairman and the Group Vice Chairman, during the Initial Board Term, each shall be compensated equivalently, and in an amount of aggregate compensation and benefits not less than the highest aggregate compensation paid to the Group Chairman O or Group Chairman P (or their respective predecessor) during the fiscal year immediately prior to the Closing Date.
13.3	Proposals concerning plans or arrangements for share awards or share options to Directors shall be submitted by the Board following the recommendation of the Compensation Committee to the General Meeting for its approval. Such proposals must, at a minimum, state the number of shares or share options that may be granted to the Board and the criteria that apply to the granting of such shares or share options or the alteration of such arrangements.
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13.4	Notwithstanding anything in the Articles or these Board Rules to the contrary, no Executive Director shall participate in the decision-making process with respect to his or her remuneration or the remuneration of any other Executive Director.
14	Conduct of Directors
14.1	Each Director shall read and become familiar with the Articles, these Board Rules and the Company Group policies and procedures, as well as applicable statutory, regulatory and Exchange provisions, setting forth obligations that pertain to his or her position as Director. Each Director must at all times comply with the Articles, these Board Rules and such Company Group policies and procedures, as well as all applicable statutory, regulatory and Exchange provisions, including with respect to transactions involving the Company’s Shares and confidential and privileged information.
14.2	Each Director must at all times comply with the Company Group policies and procedures and all applicable statutory provisions and regulations with respect to the ownership of and transactions in securities, including both securities issued by the Company and securities issued by another company.
15	Confidentiality
15.1	Directors shall at all times treat all information and documentation obtained in their capacity as Directors with due discretion and, in the case of confidential information or documentation, with utmost confidentiality.
15.2	Confidential information and documentation shall not be disclosed outside the circle of the Board absent an adequate confidentiality agreement.
16	Status of the Board Rules
16.1	In its unanimous resolution adopted on the date hereof and pursuant to article 16.6 of the Articles, the Board has adopted these Board Rules, which are complementary to, and subject to, the rules and regulations (from time to time) applicable to the Board under the laws of the Netherlands and the Articles.
16.2	If and to the extent that these Board Rules are at any time inconsistent with the laws of the Netherlands or the Articles, the latter shall prevail. If and to the extent that these Board Rules conform to the Articles but are at any time inconsistent with the laws of the Netherlands, the latter shall prevail. If one (1) or more provisions of these Board Rules are or shall become invalid, this shall not affect the validity of the remaining provisions. The Board shall replace the invalid provisions by those which are valid and the effect of which, given the contents and purpose of these Board Rules, is, to the greatest extent possible, similar to that of the invalid provisions.
16.3	In its unanimous resolution adopted on the date hereof, the Board has declared that it shall comply with, and be bound by the obligations arising from, these Board Rules to the extent that they apply to it and its members currently in office and its future members. Subject to any additional restrictions under the laws of the Netherlands, any action taken by the Company, any company forming part of the Company Group, the Board or any Director that conflicts with these Board Rules (for the avoidance of doubt, as in effect from time to time) shall not be permitted without a resolution passed with the unanimous vote in favour of the Whole Board.
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16.4	The Board shall use its best endeavours to ensure that each member of the Board currently in office and its future members shall be bound or undertake to be bound (as the case may be) by these Board Rules.
17	Amendments

During the Initial Board Term, these Board Rules may be amended and supplemented by the Board from time to time by a resolution passed with the vote in favour of at least two-thirds (2/3) of the Whole Board. Thereafter, these Board Rules may be amended and supplemented by the Board from time to time by a resolution passed with the vote in favour of at least a majority of the Whole Board. These Board Rules may not be amended or supplemented by Shareholders. In case a change of these Board Rules at the same time would require a change of the Articles, or would conflict with the Articles, the change shall become effective only upon a change of the Articles.

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Appendix 1
List of Definitions

1	In these Board Rules, the following terms have the following meanings:

“2015 Annual Meeting” means the annual General Meeting of Shareholders that is held in the year 2015.

“2016 Annual Meeting” means the annual General Meeting of Shareholders that is held in the year 2016.

“2017 Annual Meeting” means the annual General Meeting of Shareholders that is held in the year 2017.

“2018 Annual Meeting” means the annual General Meeting of Shareholders that is held in the year 2018.

“2019 Annual Meeting” means the annual General Meeting of Shareholders that is held in the year 2019.

“Applicable Group CEO O” has the meaning attributed thereto in Clause 5.1.3 of these Board Rules.

“Articles” means the articles of association of the Company, as amended or restated from time to time in accordance with the Articles.

“Board” means the Board of Directors of the Company.

“Board Committees” means each committee of the Board as referred to in Clause 12 of these Board Rules, which may consist of the following, among others, subject to the requirements of applicable law and regulation, the rules of each Exchange, the Articles and these Board Rules: the Finance Committee; the Audit Committee; the Nominating and Corporate Governance Committee; and the Compensation Committee.

“Board Rules” means these board rules of the Company, as amended or restated from time to time in accordance with these Board Rules.

“CEO” means Chief Executive Officer.

“Closing Date” means [●] [●], [●].

“Code” means the Dutch corporate governance code, as may be amended or modified.

“Company” means Publicis Omnicom Group N.V.

“Company Group” means the Company together with its Subsidiaries.

“Conflict of Interest” has the meaning attributed thereto in Clause 10.1 of these Board Rules.

“Director” means each member of the Board, which, for the avoidance of doubt shall include each Executive Director and each Non-Executive Director.

“Directors O” means the Leader Director O and the (as applicable, other) Non-Executive Directors O.

“Directors P” means the Leader Director P and the (as applicable, other) Non-Executive Directors P.

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“Exchange” means the New York Stock Exchange, the Euronext Paris Exchange and any other stock exchange, in each case on which Shares are listed from time to time.

“Executive Director” means a Director who holds an executive office with the Company and who is particularly responsible for the daily affairs of the Company.

“Family Member” means a person’s spouse, parents, children and siblings, whether by blood, marriage or adoption, or anyone residing in such person’s home.

“First Successor” has the meaning attributed thereto in Clause 5.1.2 of these Board Rules.

“General Meeting” or “General Meeting of Shareholders” means the body of the Company consisting of the person(s) to whom, as Shareholder(s) or otherwise, voting and/or meeting rights attached to Shares accrue or, as the case may be, the general meeting of such persons or their representatives.

“Group CEO” means the co-CEOs or sole CEO of the Company at any particular time.

“Group CEO O” means the person who was the Group Co-CEO O during the Initial Co-CEO Term, or such successor in accordance with Clauses 2.1.4, 2.1.5, 2.1.6, and 2.1.7 of these Board Rules.

“Group Chairman” means the Non-Executive Director appointed as chairman by the Board in accordance with these Board Rules or such successor in accordance with Clauses 2.1.4, 2.1.5 and 2.1.6 of these Board Rules.

“Group Chairman O” means any Group Chairman under these Board Rules who is then a Non-Executive Director O, or such successor in accordance with Clauses 2.1.4, 2.1.5 and 2.1.6 of these Board Rules.

“Group Chairman P” means any Group Chairman under these Board Rules who is then a Non-Executive Director P, or such successor in accordance with Clauses 2.1.4, 2.1.5 and 2.1.6 of these Board Rules.

“Group Co-CEO O” means the Initial Group Co-CEO O or such successor in accordance with Clauses 2.1.4, 2.1.5, 2.1.6 and 2.1.7 and who shall, for the avoidance of doubt, also be a Director.

“Group Co-CEO P” means the Initial Group Co-CEO P or such successor in accordance with Clauses 2.1.4, 2.1.5, 2.1.6 and 2.1.7 and who shall, for the avoidance of doubt, also be a Director.

“Group Co-CEOs” means the Group Co-CEO O and the Group Co-CEO P.

“Group Vice Chairman” means the Non-Executive Director appointed as vice chairman in accordance with these Board Rules, or such successor in accordance with Clauses 2.1.4 and 2.1.5 of these Board Rules.

“Group Vice Chairman O” means any Group Vice Chairman under these Board Rules who is then a Non-Executive Director O, or such successor in accordance with Clauses 2.1.4, 2.1.5 and 2.1.6 of these Board Rules.

“Group Vice Chairman P” means any Group Vice Chairman under Board Rules who is then a Non-Executive Director P, or such successor in accordance with Clauses 2.1.4, 2.1.5 and 2.1.6 of these Board Rules.

“in writing” means transmitted by letter or e-mail, or any other electronic means of communication, provided the relevant message is legible and reproducible.

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“Initial Board Term” means the period beginning on the Closing Date and ending on such date as the Board determines to end such period approved by two-thirds (2/3) of the Whole Board, which date shall not be before the 2019 Annual Meeting, pursuant to a filing made with the Dutch Trade Register.

“Initial Co-CEO Term” means the period beginning on the Closing Date and ending on (i) the date that is thirty (30) months after the Closing Date; or (ii) if the Group Co-CEO P so elects (in his or her sole discretion) to shorten the term, such shorter term as the Group Co-CEO P so elects.

“Initial Group Co-CEO O” means the person who was the CEO of Omnicom Group Inc. immediately prior to the Closing Date.

“Initial Group Co-CEO P” means the person who was the CEO of Publicis Groupe S.A. immediately prior to the Closing Date.

“Leader Director O” means the Group Co-CEO O, the Group CEO O, or the Group Chairman O (and former Group CEO O), as applicable, or such successor in accordance with Clauses 2.1.4, 2.1.5, 2.1.6 and 2.1.7 of these Board Rules.

“Leader Director P” means the Group Co-CEO P or the Group Chairman P (and former Group Co-CEO P), as applicable, or such successor in accordance with Clauses 2.1.4, 2.1.5, 2.1.6 and 2.1.7 of these Board Rules.

“Leader Directors” means Leader Director O and Leader Director P.

“Non-Executive Director” means a Director who does not hold executive office with the Company.

“Non-Executive Directors O” mean those persons appointed as Non-Executive Directors O or their successors in accordance with Clauses 2.1.4, 2.1.5 and 2.1.6 of these Board Rules.

“Non-Executive Directors P” means those persons appointed as Non-Executive Directors P or their successors in accordance with Clauses 2.1.4, 2.1.5 and 2.1.6 of these Board Rules.

“Ordinary Share” means an ordinary share in the capital of the Company.

“Preference Share” means a cumulative preference share in the capital of the Company.

“Share” means a share in the capital of the Company, including, unless the contrary is apparent, both Ordinary Shares and Preference Shares.

“Shareholders” means a holder of one (1) or more Shares, including, unless the contrary is apparent, both holders of one (1) or more Ordinary Shares and holders of one (1) or more Preference Shares.

“Subsidiary” means a subsidiary of the Company as referred to in Section 2:24a of the Dutch Civil Code.

“Transition Time” has the meaning attributed thereto in Clause 5.1.3 of these Board Rules.

“Whole Board” means the total number of Directors that the Company would have if there were no vacancies.

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2	Save where the context dictates otherwise, in these Board Rules:
(a)	the words “hereof,” “herein,” “hereunder” and “hereby” and words of similar import, when used in these Board Rules, shall refer to these Board Rules as a whole and not to any particular provision of these Board Rules;
(b)	words and expressions in the singular form also include the plural form and vice versa;
(c)	words and expressions in the masculine form also include the feminine form;
(d)	wherever the word “include,” “includes” or “including” is used in these Board Rules, it shall be deemed to be followed by the words “without limitation”; and
(e)	a reference to a statutory provision counts as a reference to that statutory provision along with all amendments and additions thereto and replacing legislation that may apply from time to time.
3	Headings of clauses and other headings in these Board Rules are inserted for ease of reference and do not form part of the Clause of these Board Rules concerned for the purpose of its interpretation.

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